EXHIBIT 10.1

               AMENDMENT NUMBER ONE TO LOAN AND SECURITY AGREEMENT

                  This Amendment Number One to Loan and Security Agreement ("Amendment") is entered into as of December 8, 1997, by and between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), and SOUND ADVICE, INC., a Florida corporation ("Borrower"), in light of the following:

                  FACT ONE: Borrower and Foothill have previously entered into that certain Loan and Security Agreement, dated as of April 11, 1996 (the "Agreement").

                  FACT TWO: Borrower and Foothill desire to amend the Agreement as provided for herein.

                  NOW, THEREFORE, Borrower and Foothill hereby amend the Agreement as follows:

                  1. DEFINITIONS. All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

                  2. AMENDMENTS.

                           (A) Section 1.1 of the Agreement is hereby amended by
adding the following definitions thereto:

                                    "EFFECTIVE DATE" has the meaning set forth
         in Section 2.8 (c).

                                    "EURODOLLAR SUPPLEMENT" means that certain
         Eurodollar Supplement to Loan and Security Agreement, dated as of December 8, 1997, between Foothill and Borrower.

                                    "REFERENCE RATE MARGIN" means 1.00% per
         annum through and including June 30, 1998; and 0.75% per annum commencing on July 1, 1998; PROVIDED, HOWEVER, that the Reference Rate Margin may be reduced by 0.25% per annum (but in no event shall it be less than 0.50% per annum) upon Foothill's determination that, as of the end of Borrower's fiscal year ending on or after December 31, 1998, and the end of any subsequent fiscal year of Borrower, (y) there did not exist any Event of Default (including any breaches of financial covenants) and (z) Borrower's Working Capital was greater than $6,500,000; such reduction in rate to be effective retroactively to the first day of the first full month of the fiscal year in which such determination is made.

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         For purposes of this definition and for any date of determination,
         Foothill shall determine compliance with financial covenants, and the amount of Borrower's Working Capital, based upon Borrower's most recent Form 10-K Annual Report delivered pursuant to SECTION 6.4, and verified by Foothill.

                           (B) Section 1.1 of the Agreement is hereby amended by
revising clause (a) of the definition of "Average Unused Portion of Maximum Amount" to read as follows:

                               "(a) $20,000,000; LESS"

                           (C) Section 1.1 of the Agreement is hereby amended by
revising the definition of "Foothill Expenses" contained therein to read as follows:

                               "FOOTHILL EXPENSES" means all: costs or expenses (including taxes, photocopying, notarization, telecommunication and insurance premiums) required to be paid by Borrower under any of the Loan Documents that are paid or advanced by Foothill; documentation, filing, recording, publication, appraisal (including periodic Collateral appraisals), real estate survey, environmental audit, and search fees assessed, paid, or incurred by Foothill in connection with Foothill's transactions with Borrower; costs and expenses incurred by Foothill in the disbursement of funds to Borrower (by wire transfer or otherwise); charges paid or incurred by Foothill resulting from the dishonor of checks; costs and expenses paid or incurred by Foothill to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated; costs and expenses paid or incurred by Foothill in examining Borrower's Books; costs and expenses of third party claims or any other suit paid or incurred by Foothill in enforcing or defending the Loan Documents; and Foothill's reasonable attorneys fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing, defending, or concerning the Loan Documents (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower or any guarantor of the Obligations), irrespective of whether suit is brought.

                           (D) Section 1.1 of the Agreement is hereby amended by
revising the definition of "Loan Documents" to read as follows:

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                                    "LOAN DOCUMENTS" means this Agreement, the
         Eurodollar Supplement, the Lock Box Agreement, any other note or notes executed by Borrower and payable to Foothill, and any other agreement entered into in connection with this Agreement.

                           (E) Section 1.1 of the Agreement is hereby amended by
revising the definition of "Maximum Amount" to read as follows:

                                    "MAXIMUM AMOUNT" means $25,000,000.

                           (F) "ORDERLY LIQUIDATION VALUE" means the orderly
liquidation value of Borrower's Inventory as determined by Foothill from time to time based upon the most recent Inventory appraisal by a third party appraiser acceptable to Foothill.

                           (G) Section 2.1 (a)(x) of the Agreement is hereby
amended to read as follows:

                                    (x) the least of: (i) 70% of Borrower's Cost
of Eligible Landed Inventory; (ii) 55% of the retail selling price of Eligible Landed Inventory; and (iii) 80% of the Orderly Liquidation Value of Eligible Landed Inventory as may be determined by Foothill; plus

                           (H) Section 2.1 (c) of the Agreement is hereby
amended to read as follows:

                                    (c) Foothill shall have no obligation to
         make advances hereunder to the extent they would cause the outstanding Obligations to exceed the Maximum Amount.

                           (I) Section 2.5 (a) of the Agreement is hereby
amended to read as follows:

                                    (a) Interest Rate. Except as provided in
         clause (b) below and except for Obligations as to which Borrower has elected to have interest charged based upon the Eurodollar Supplement, all Obligations, except for undrawn L/Cs and L/C Guarantees, shall bear interest at a per annum rate equal to the Reference Rate PLUS the Reference Rate Margin.

                           (J) Section 2.8 (c) is hereby revised to read as
follows:

                                    (c) Annual Facility Fee. On each anniversary
         of the date that Amendment Number One to this Agreement becomes effective (the

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         "Effective Date"), until and including the third anniversary of the
         Effective Date in 2000, and on the effective date of each automatic extension of this Agreement pursuant to SECTION 3.3, commencing on the Renewal Date, a fee in the amount of $50,000, each such fee to be fully earned on each such date;

                           (K) Section 2.8 (e) is hereby revised to read as
follows:

                                    (e) Servicing Fee. On the first day of each
         month during the term of this Agreement, and thereafter so long as any Obligations are outstanding, a servicing fee in an amount equal to $2,000 per month. Such fee shall be payable in arrears.

                           (L) The first sentence of Section 3.3 is hereby
revised to read as follows:

                                    This Agreement shall become effective upon
         the execution and delivery hereof by Borrower and Foothill and shall continue in full force and effect for a term ending on July 31, 2001 (the "Renewal Date"), and automatically shall be renewed for successive one year periods thereafter, unless sooner terminated pursuant to the terms hereof.

                           (M) Section 3.5 of the Agreement is hereby revised to
read as follows:

                                    3.5 EARLY TERMINATION BY BORROWER. The
         provisions of SECTION 3.3 that allow termination of this Agreement by Borrower only on the Renewal Date and certain anniversaries thereof notwithstanding, Borrower has the option, at any time upon 60 days prior written notice to Foothill, to terminate this Agreement by paying to Foothill, in cash, the Obligations (including an amount equal to the full amount of the outstanding L/Cs or L/C Guarantees), together with a premium (the "Early Termination Premium") equal to: (a) 1.0% of the Maximum Amount, if terminated before August 1, 1998; (b) 0.75% of the Maximum Amount, if terminated on or after August 1, 1998 but before August 1, 1999; (c) 0.50% of the Maximum Amount, if terminated on or after August 1, 1999 but before August 1, 2000; and (d) 0.25% the Maximum Amount if terminated on or after August 1, 2000, but before the Renewal Date; and (e) $0 if terminated on or after the Renewal Date.

                           (N) Section 5.2 of the Agreement is hereby amended by
deleting therefrom any references to Sound Advice Electronics of Maryland, Inc., Sound Advice of Virginia, Inc., and SAI Realty Investments, Inc.

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                           (O) Section 6.13 (a) of the Agreement is hereby
amended by deleting clauses ii) and iii) therefrom.

                           (P) Section 6.13 (b) of the Agreement is hereby
amended to read as follows:

                                    (b) Borrower's cumulative aggregate net
         losses from and after October 1, 1997 shall not at any time exceed $4,000,000.

                  3. REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to Foothill that all of Borrower's representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof, except to the extent expressly modified hereby.

                  4. NO DEFAULTS. Borrower hereby affirms to Foothill that no Event of Default has occurred and is continuing as of the date hereof.

                  5. COSTS AND EXPENSES. Borrower shall pay to Foothill all of Foothill's out-of-pocket costs and expenses (including, without limitation, the fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, title insurance premiums, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

                  6. CONDITION PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon: (a) the receipt by each of the parties of a counterpart of this Amendment and the Eurodollar Supplement, executed by the other party; and (b) the receipt by Foothill of an amendment and extension fee in the amount of $45,000 which shall be fully earned and due and payable on the effective date of this Amendment and shall be charged to Borrower's loan account pursuant to Section 2.5(d) of the Agreement.

                  7. LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.

                  8. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each

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of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment.

                  IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

                                            FOOTHILL CAPITAL CORPORATION,
                                            a California corporation

                                            By: Todd W. Colpitts
                                            Title: Assistant Vice President

                                            SOUND ADVICE, INC.,
                                            a Florida corporation

                                            By: Kenneth L. Danielson
                                            Title: C.F.O. & Treasurer

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